SCHEDULE 14A
                              (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule
14a-12

Lutheran Brotherhood Realty Fund I, a California Limited
Partnership
     (Name of Registrant as Specified in Its Charter)

Paul A. Quiros, 400 Colony Square, Suite 2200, 1201 Peachtree
Street, Atlanta,
Georgia  30361; (404) 817-6000
     (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-
     6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction
applies:
          Limited Partnership Units
(2)  Aggregate number of securities to which transactions
applies:
          63,803 Limited Partnership Units
(3)  Per unit price or other underlying value of transaction computed pursuant
     to Exchange Act Rule 0-11: 1
(4)  Proposed maximum aggregate value of transaction:
     ________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:  ______________________
(2)  Form, schedule or registration statement no.:
_________________
(3)  Filing party:  __________________
(4)  Date filed:  ____________________

1  Set forth the amount on which the filing fee is calculated and state how it
was determined.
                    LUTHERAN BROTHERHOOD REALTY FUND I
                         625 FOURTH AVENUE SOUTH
                       MINNEAPOLIS, MINNESOTA  55415

            NOTICE OF SPECIAL MEETING OF THE LIMITED PARTNERS

TO THE LIMITED PARTNERS
OF LUTHERAN BROTHERHOOD REALTY FUND I

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Limited
Partners of
Lutheran Brotherhood Realty Fund I (the "Partnership") will be held on April
____, 1996, at _____ a.m. local time at the Partnership's offices at 625 Fourth
Avenue South, Minneapolis, Minnesota 55415 for the purpose of considering and voting upon the following proposal:

     The liquidation of the Partnership and the sale of the property owned by the Partnership and the properties owned by joint ventures in which the
Partnership is a co-venturer (collectively, the "Properties"), over a period of time which will begin on the date of Limited Partner approval and not exceed two years from such date, followed by the dissolution and winding up of the
Partnership, as set forth in this Proxy Statement (the
"Liquidation Proposal").

     The Liquidation Proposal has been the subject of careful consideration by the General Partner of the Partnership, Lutheran Brotherhood Real Estate
Products Company (the "General Partner"). For the reasons described in the attached Proxy Statement under "PROPOSAL," THE GENERAL PARTNER BELIEVES THAT
THE APPROVAL OF THE LIQUIDATION PROPOSAL IS IN THE BEST INTERESTS
OF THE
LIMITED PARTNERS OF THE PARTNERSHIP AND RECOMMENDS A VOTE FOR THE
LIQUIDATION
PROPOSAL.

     The accompanying Proxy Statement includes information concerning the
Liquidation Proposal and other relevant information about the Partnership. You should study all of this information carefully.

     Only holders of limited partnership interests of the Partnership at the close of business on March 29, 1996, will be entitled to vote on the
Liquidation Proposal contained herein.

     TO ENSURE A QUORUM FOR THE SPECIAL MEETING, PLEASE SIGN,
DATE AND PROMPTLY
RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED AND POSTAGE
PAID ENVELOPE
PROVIDED WITH THE PROXY CARD.  YOUR PROMPT RESPONSE AND
COOPERATION WILL BE
APPRECIATED.  IF YOU ATTEND THE SPECIAL MEETING YOU MAY REVOKE
YOUR PROXY AND
VOTE IN PERSON.

                              By Order of the General Partner

                              LUTHERAN BROTHERHOOD REAL ESTATE
                              PRODUCTS COMPANY

                              By:
________________________________

________________________________, President

                    LUTHERAN BROTHERHOOD REALTY FUND I

                         625 FOURTH AVENUE SOUTH
                       MINNEAPOLIS, MINNESOTA 55415

                              PROXY STATEMENT
                            FOR SPECIAL MEETING
               OF LIMITED PARTNERS TO BE HELD ________, 1996

                              INTRODUCTION

     This Proxy Statement is being furnished to the Limited
Partners of
Lutheran Brotherhood Realty Fund I (the "Partnership"), in connection with the solicitation of proxies by Lutheran Brotherhood Real Estate Products Company, the General Partner of the Partnership (the "General Partner"), to be voted at a Special Meeting of the Limited Partners of the Partnership (the "Special
Meeting") to be held on ____________, 1996, at the Partnership's offices at 625
Fourth Avenue South, Minneapolis, Minnesota 55415 at _______ a.m. local time, and at any adjournment thereof. On March 29, 1996, the record date for determination of Limited Partners entitled to vote at the Special Meeting (the
"Record Date"), there were 63,803 limited partnership units outstanding (the
"Units"), which entitle the holders to one vote for each Unit; provided, however, that as discussed below, 1,801 Units held by affiliates of the General
Partner may not be voted with respect to the Liquidation Proposal (defined below) and the number of outstanding Units for calculating the percentages required for a quorum and for the approval of the Liquidation Proposal at the
Special Meeting will be reduced by such 1,801 Units. The holders of a majority of the Units present in person or represented by proxy will constitute a quorum for the transaction of business at the Special Meeting.

     Pursuant to the terms of the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), the holders of a majority of the Units must approve the following proposal to begin to liquidate and wind up the affairs of the Partnership, to be effected on the terms described herein:

          The liquidation of the Partnership and the sale of the property owned by the Partnership and the properties owned by joint ventures in which the Partnership is a co-venturer (collectively, the "Properties"), over a period of time which will begin on the date of
     Limited Partner approval and not exceed two years from such date, followed by the dissolution and winding up of the Partnership, as set forth in this Proxy Statement (the "Liquidation Proposal").

     The General Partner is seeking the approval of the Liquidation Proposal at this time based on the original anticipated holding period for the
Partnership's properties. The other co-venturer in the joint ventures which own some of the Properties has agreed to the sales of such Properties following the Limited Partners' approval of the Liquidation Proposal. See "PROPOSAL - Investment Objectives of Partnership." Limited Partner approval of the Liquidation Proposal will also act as the approval of subsequent sales of all of the Partnership's Properties and the liquidation and winding up of the
Partnership and the Limited Partners will not have the opportunity to vote on the specific terms of any such subsequent sales of any of the Properties.
Additionally, there can be no assurance that all of the Properties can be sold pursuant to the Liquidation Proposal.

     This Proxy Statement and the Form of Proxy will be sent to the Limited
Partners on or about April 2, 1996.

     If the Limited Partners do not approve the Liquidation
Proposal, the
Partnership will continue to own and operate the Properties.
There can be no
assurance, however, that such Properties will continue to generate sufficient cash flow to pay their expenses or the expenses to maintain the Partnership.
Additionally, under the terms of the Partnership Agreement, the Partnership must solicit Limited Partner approval to sell, within a twelve-month period, all or substantially all of its properties or to liquidate and wind-up the
Partnership, which could require at least one additional proxy solicitation at the Partnership's expense. See "PROPOSAL - Orderly Sales Through Approval of
Liquidation Proposal."  The Partnership Agreement does allow the
General
Partner, without Limited Partner approval, to sell individual Properties if such sales do not constitute sales of substantially all of the Properties in a twelve-month period and the General Partner may seek to make such sales if the
Liquidation Proposal is not approved by the Limited Partners.

     FOR THE REASONS SET FORTH HEREIN, THE GENERAL PARTNER
RECOMMENDS YOUR
APPROVAL OF THE LIQUIDATION PROPOSAL BY VOTING FOR THE
LIQUIDATION PROPOSAL ON
THE ENCLOSED PROXY CARD, DATING AND SIGNING THE CARD IN THE SAME
MANNER AS YOUR
NAME APPEARS ON THE ADDRESS LABEL AND RETURNING IT BY MAIL TO THE
GENERAL
PARTNER IN THE SELF-ADDRESSED AND POSTAGE PAID ENVELOPE PROVIDED
WITH THE PROXY
CARD.

     Pursuant to the Partnership Agreement, the approval of the holders of a majority of the outstanding Units is required to approve the Liquidation
Proposal. Units held by any Limited Partner who abstains from voting, by marking the box labeled "Abstain" on the enclosed proxy card, or not submitting a proxy card will be treated the same as a vote against the Liquidation
Proposal, because such abstentions (or non-submissions) are not affirmative votes for the Liquidation Proposal. To the best of the General Partner's knowledge, neither the General Partner, nor any officer, director or other affiliate thereof is the holder of any Units, except for 970 Units that are held by the General Partner, 30 Units that are held by an officer of the
General Partner and 1,801 Units that are held by affiliates of the General
Partner. The General Partner and the officer of the General Partner intend to vote their Units in favor of the Liquidation Proposal. Pursuant to the terms of the Partnership Agreement, the 1,801 Units held by affiliates of the General
Partner may not be voted with respect to the Liquidation Proposal and the number of outstanding Units for calculating the quorum and voting percentages will be reduced by such 1,801 Units. The General Partner is not aware of the manner in which any Limited Partner (other than as described above) intends to vote his, her or its Units.

     You may revoke your proxy at any time before it is voted by executing and filing with the General Partner, a revocation of your proxy or a subsequently dated proxy or by voting in person at the Special Meeting. Units represented by properly executed proxies will be voted as specified, unless such proxies are subsequently revoked as provided above. If no choice is specified on a valid, unrevoked proxy, the Units will be voted as recommended by the General
Partner.

     YOUR PARTICIPATION IN THIS PROCESS IS CRITICAL.  WITHOUT THE
APPROVAL OF
THE HOLDERS OF A MAJORITY OF THE OUTSTANDING UNITS OF THE
LIQUIDATION PROPOSAL,
THE GENERAL PARTNER LACKS AUTHORITY UNDER THE PARTNERSHIP
AGREEMENT TO PROCEED
WITH THE LIQUIDATION PROPOSAL.

                                   BACKGROUND

     The Partnership was organized on August 4, 1987, as a limited partnership under the laws of the State of California for the purpose of preserving and protecting the Limited Partners' invested capital by investing, either alone or in association with others, in income-producing, residential or commercial real properties. The Partnership's principal executive office is currently located at 625 Fourth Avenue South, Minneapolis, Minnesota 55415, and its telephone number at such office is (612) 339-8091.

     The Partnership directly acquired one of the Properties, a warehouse/distribution center in New Hope, Minnesota, and is a co-venturer in three joint ventures holding four other residential and commercial Properties.

     The General Partner was incorporated in Minnesota, in July
1987 to act as
the General Partner of the Partnership.

     Lutheran Brotherhood, a fraternal benefit society existing and operating under the laws of Minnesota ("Lutheran Brotherhood"), is the parent of the
General Partner and is the Partnership's joint venture partner in the ownership of four of the Properties (discussed above). Lutheran Brotherhood, directly and through its subsidiaries, is principally engaged in the business of marketing financial services and individual life insurance products for
Lutherans.  The address and telephone number of the General
Partner and
Lutheran Brotherhood are the same as those of the Partnership.

                                   PROPOSAL

VOTING RIGHTS OF LIMITED PARTNERS

     Under the terms of the Partnership Agreement, written approval of the holders of a majority of the Units is required to approve the Liquidation
Proposal.  If the Limited Partners approve the Liquidation
Proposal, such
approval will also act as the approval of subsequent sales of the Properties and the Limited Partners will not have the opportunity to vote on the specific terms of any of such subsequent sales.

     Section 2.02(b) of the Partnership Agreement provides that the Limited
Partners have the right to vote on and approve:

     -    dissolving the Partnership; and

     -    selling substantially all of the Partnership's
Properties
          in a single sale or in multiple sales in the same
12-month
          period, except in the orderly liquidation and winding up of the business of the Partnership upon its termination and
          dissolution.

LIQUIDATION PROPOSAL

     The Liquidation Proposal involves the liquidation of the Partnership and the sale of the Properties in an orderly fashion, over a period of time beginning on the date of Limited Partner approval of the Liquidation Proposal and not to exceed two years from such date. The General Partner intends to actively seek the sales of the Properties during 1996 on the most advantageous terms available and it will attempt to maximize any potential return to the
Limited Partners, followed by the dissolution and winding up of the
Partnership. Lutheran Brotherhood has agreed to allow the Partnership to market and sell the Properties in which it is a co-venturer following the approval of the Liquidation Proposal by the Limited Partners.
The General
Partner will not offer to sell the Properties to its affiliates.
The
Liquidation Proposal represents the General Partner's belief that the
Partnership should begin an orderly process of liquidation based on the original anticipated holding period for the Property. See "PROPOSAL - Investment
Objectives of Partnership."

     The General Partner will attempt to sell the Properties for all cash or a combination of cash and promissory notes. The General Partner does not intend to accept securities as consideration, unless such a proposal is submitted to the Limited Partners for their approval.

     The General Partner recommends a vote FOR the Liquidation
Proposal.

INVESTMENT OBJECTIVES OF PARTNERSHIP

     The Prospectus dated December 4, 1987, and updated February
11, February
22 and October 18, 1988, used by the Partnership to sell the Units (the
"Prospectus"), stated the Partnership's intention to sell or refinance its properties between the fifth and seventh years after acquisition with no obligation to sell or refinance at any particular time. The Partnership is entering into its seventh year of operations. The General Partner believes that the timing of the Liquidation Proposal reflects the Partnership's objectives relating to beginning the process of liquidation of the Partnership between the fifth and seventh years of operations. The General Partner believes that an orderly sale of the Properties will maximize any potential returns to the Limited Partners. Under the terms of the Partnership Agreement, the General Partner may sell Properties representing less than substantially all of the Properties without Limited Partner approval and the General Partner may make such sales if the Liquidation Proposal is not approved, however, in such event, subsequent sales of substantially all of the Properties in a 12-month period and the eventual liquidation of the Partnership would require at least one additional proxy solicitation at the Partnership's expense.

ORDERLY SALE OF PROPERTIES THROUGH APPROVAL OF LIQUIDATION
PROPOSAL

     The General Partner believes that the Partnership should begin the liquidation process and have the flexibility to sell the Properties when such sale or sales appears to be most advantageous to the Partnership. The requirement to obtain the approval of the holders of a majority of the Units before a sale of all or substantially all of the Properties would likely delay a potential sale or otherwise negatively impact the sales price. The approval of the Liquidation Proposal may provide the Partnership the flexibility to sell the Properties in an orderly fashion on an individual basis or as packages to maximize any potential return to the Limited Partners. The approval of the
Liquidation Proposal will also allow the General Partner to begin the winding up and dissolution of the Partnership without the expense of additional proxy solicitations to obtain separate Limited Partner approval of each sale and of the winding-up and dissolution of the Partnership following the final sale.
The approval of the Liquidation Proposal will act as the approval of all future sales of the Properties without the approval by the Limited Partners of the specific terms of any of such future sales.

     If the Limited Partners do not approve the Liquidation
Proposal, the
Partnership will continue to own and operate the Properties or sell individual
Properties as discussed above. There can be no assurance, however, that the
Properties will generate sufficient cash flow to pay their expenses or the expenses to maintain the Partnership.

PREVIOUS DISTRIBUTIONS

     The Partnership sold 63,803 Units and raised $6,365,000 in gross proceeds.
The Partnership acquired one property in September 1989, and is a co-venturer with Lutheran Brotherhood in three joint ventures which acquired three properties in 1989 and one property in 1987. The Partnership made distributions to the Limited Partners of $4.00, $4.00, $4.00, $4.50 and $5.00
per $100 Unit in 1995, 1994, 1993, 1992, and 1991, respectively.
To date, the
Limited Partners have received an aggregate of $2,092,712 in distributions and the General Partner has received an aggregate of $10,744 in distributions.

     Cash from the Partnership's operations in 1996 is expected to be sufficient to satisfy substantially all of the Partnership's working capital and normal capital expenditure needs, which include anticipated capital expenditures of $139,000. However, cash available as Distributable Cash From
Operations (as defined below) may not be sufficient to provide distributions to
Limited Partners at prior levels. Distributable Cash From Operations means funds provided from the operations of the Partnership, as determined in accordance with generally accepted accounting principles ("GAAP"), including lease payments on net leases from sellers and interest on the Partnership's cash and short-term investments, and net cash proceeds from the sale of
Property previously deducted from Distributable Cash from Operations and allocable to such Property, without deduction for non-cash expenses (such as depreciation and amortization of imputed interest), but after deducting cash funds used to pay any other expenses (including fees payable to the General
Partner and Affiliates), and reserves, but including the amount of such reserves when and as they become available for distribution.

DISTRIBUTIONS OF SURPLUS FUNDS AND LIQUIDATION PROCEEDS

     The Partnership Agreement provides that Surplus Funds (as defined below) available for distribution upon the sale of a Partnership property are distributed quarterly 99% to the Limited Partners and 1% to the General
Partner.

     "Surplus Funds" means, (i) the net cash funds or proceeds (including lump sum prepayments by buyers) resulting from the financing, refinancing, sale, exchange, condemnation, eminent domain taking, casualty or other disposition of
Properties after deduction of all expenses incurred in connection therewith, including any real estate commissions, securities, and brokerage fees paid to the General Partner, or its Affiliates, (ii) all net cash proceeds, including interest and principal payments subsequently received on any installment payments on promissory notes and/or installment contracts held by the
Partnership in connection with the sale of a Property after payment of any underlying indebtedness related to Properties sold, less (iii) such amounts for working capital reserves as the General Partner deems reasonably necessary for future Partnership operations. The General Partner does not expect any commission or fee to be paid to it or its Affiliates upon the sales of the
Properties.

     The Partnership Agreement also provides for a Subordinated
Incentive
Compensation Fee to be paid to the General Partner equal to 14% of actual distributions to Limited Partners of the Surplus Funds after the Limited
Partners receive distributions of Surplus Funds equal to their capital contributions plus distributions of Distributable Cash From Operations and/or
Surplus Funds equal to 10% per annum on such capital contributions. The
Limited Partners are unlikely to receive such distributions and the General
Partner will not receive this fee from the Surplus Funds generated by the sales of the Properties.

     "Liquidating Distributions" means, upon liquidation of the Partnership or any Partner's Interest in the Partnership, liquidating distributions made in accordance with the positive Capital Account balances of the Partners, as determined after taking into account all Capital Account adjustments for the
Partnership taxable year during which such liquidation occurs, by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation).

     If the Liquidation Proposal is approved by the holders of a majority of the Units, the General Partner expects to distribute Surplus Funds and
Liquidating Distributions to the Limited Partners, although there can be no assurance that sufficient proceeds will be available for distribution. The
Limited Partners may only look to the assets of the Partnership for all distributions. Upon dissolution and termination of the Partnership, the
General Partner would be required to contribute certain amounts to the
Partnership if there was a deficit balance in its capital account at termination. The General Partner anticipates that no additional funds will be available for distribution to the Limited Partners other than any proceeds of the sale of the Properties. Upon liquidation, any such amounts available for distribution will be distributed to the Limited Partners and General Partner as described above.

FEDERAL INCOME TAX CONSEQUENCES TO LIMITED PARTNERS

     The following paragraphs describe certain federal income tax consequences to individual Limited Partners that may result from the sale or sales of the
Partnership's Properties. The Partnership will not request a ruling from the
Internal Revenue Service regarding such tax consequences, and the following discussion does not represent an opinion of counsel. In addition to the federal income tax consequences discussed below, a Limited Partner may be subject to state income taxes imposed by various jurisdictions as a result of the sale or the sales of the Properties. Each Limited Partner is urged to consult his own tax adviser with respect to the federal and state tax consequences of a sale or sales of the Properties.

     Upon the sale of a Partnership Property, the Partnership will either realize a gain or loss on such sale compared to the Partnership's tax basis in the Property. In some situations a gain on a sale of an individual Property could be greater than the cash proceeds resulting from the sale. This could result in taxes being owed by the Limited Partners in a single year on the gain without a corresponding Partnership distribution to the Limited Partners to pay the taxes. However, in the aggregate, the sale of all of the Partnership's assets and the liquidation of the Partnership should not result in tax liability in excess of cash distributions and may result in losses. It is possible that a Limited Partner could have taxable income in one year, offset by a taxable loss in a following year. The General Partner will attempt to structure and time sales of the Properties to mitigate negative tax implications to the Limited Partners. The Partnership's depreciable property, if held more than one year, should be considered "Section 1231 assets." All gains realized by the Partnership during a taxable year on sales of Section
1231 assets, in excess of any depreciation recapture, and all losses realized during such year, are combined to determine the net Section 1231 gain or loss.
A Limited Partner's allocable share of such net gain or loss is combined with any other Section 1231 gains and losses incurred by such Limited Partner in that year from other sources. If a net Section 1231 gain results, all such gains and losses comprising the net Section 1231 gain will be treated as long-term capital gains and losses. If a net loss results, all such gains and losses comprising the net loss will be treated as ordinary gains and losses.
If a net Section 1231 gain results in any such year, a five-year lookback rule applies to recharacterize the current year's net Section 1231 gain as ordinary income to the extent of the net Section 1231 losses in the lookback period.
All depreciation claimed by the Partnership on tangible personal property will be subject to recapture as ordinary income on the sale of such property to the extent of gain recognized on the sale, regardless of how long the Partnership has owned such property.

     Under the Partnership Agreement, any Surplus Funds will be distributed to the Limited Partners following the sale of a Property. The tax treatment of those distributions will depend on whether they are "current" distributions or
"liquidating" distributions. A liquidating distribution is a distribution in liquidation of a partner's interest; i.e., the termination of a partner's entire interest in a partnership by means of a distribution, or a series of distributions. The Regulations provide that a series of liquidating distributions may span more than one taxable year. A current distribution is any distribution that is not a liquidating distribution. Liquidating distributions will be taxed as capital gains. In general, current distributions to a Limited Partner will not be taxable except to the extent they exceed the tax basis of his Units, in which case gain will be recognized by the Limited Partner as if he had sold or exchanged his Units and taxed as a capital gain. A capital gain will be long-term capital gain if the Limited
Partner has held his Units for more than one year. The General Partner will attempt to structure and time the sales of the Properties to mitigate negative tax implications to the Limited Partners.

INTERESTS IN PARTNERSHIP AND DISTRIBUTIONS

     No individual or group, as defined by Section 13(d)(3) of the Securities
Exchange Act of 1934, as amended, known to the Partnership, is the beneficial owner of more than 5% of the Partnership's securities.

     Distributions to the Limited Partners are paid from Distributable Cash
From Operations of the Properties or from Surplus Funds. The Partnership has distributed an aggregate of $2,092,712 to the Limited Partners and $10,744 to
the General Partner. Distributable Cash From Operations is distributed 99% to the Limited Partners and 1% to the General Partner, after consideration by the
General Partner of the working capital needs of the Partnership.

     Distributions of Distributable Cash From Operations and
Surplus Funds to
Limited Partners are paid out of cash available after payment of the expenses of the Partnership, including fees paid to affiliates of the General Partner.
See "INFORMATION CONCERNING MANAGEMENT OF PARTNERSHIP - Certain Relationships and Related Transactions."

SUMMARY OF LIQUIDATION PROPOSAL

     The Partnership Agreement requires the approval of the holders of a majority of the Units to allow the General Partner to begin the process of liquidating the Partnership and to sell substantially all of the Properties within a twelve-month period and for the dissolution and winding up of the
Partnership. If a potential purchaser is interested in buying any of the
Properties, such purchaser may be unwilling to wait for the Partnership to solicit the approval of its Limited Partners or such delay might otherwise negatively impact the sales prices.

     The General Partner believes that the Liquidation Proposal is consistent with the investment objectives of the Partnership. The Partnership acquired its properties beginning in 1987 and ending in 1989, and began operations in
1989 and stated in the Prospectus its expectation to sell or refinance the properties between the fifth and seventh years after acquisition. The
Partnership is in its seventh year of operations after its final acquisition.
See "PROPOSAL - Investment Objectives of Partnership."

     If the Limited Partners do not approve the Liquidation
Proposal, the
Partnership will continue to own and operate all of the Properties unless individual sales are made as described above. There can be no assurance, however, that the Properties will generate sufficient cash flow to pay their expenses and the expenses to maintain the Partnership. Additionally, under the terms of the Partnership Agreement, the Partnership must solicit Limited
Partner approval to sell, within a twelve-month period, all or substantially of its properties or to liquidate and wind-up the Partnership, which would require at least one additional proxy solicitation at the Partnership's expense. See
"PROPOSAL - Orderly Sale of Properties Through Approval of
Liquidation Proposal."

     The General Partner believes that the approval of the Liquidation Proposal should begin the orderly process of liquidation of the Partnership and provide the flexibility to sell the properties individually or as packages to maximize any potential return to the Limited Partners. There can be no assurance, however, that the General Partner can meet any of these objectives if the
Liquidation Proposal is approved.

               INFORMATION CONCERNING MANAGEMENT OF PARTNERSHIP

EXECUTIVE OFFICERS OF GENERAL PARTNER

     The Partnership does not have officers or directors. The general partner of the Partnership is the General Partner. The officers and directors and key employees of the General Partner who control the affairs of the Partnership are set forth in the Partnership's Form 10-K for the fiscal year ending December
31, 1995, (the "Form 10-K"), which is incorporated herein by this reference.

     The General Partner, its officers and directors and affiliates, own less than 5% of the Units.

EXECUTIVE COMPENSATION

     No individual principal or principals as a group received any direct remuneration from the Partnership during 1995.

     The General Partner is not compensated directly for its services as general partner of the Partnership but compensation is paid to the General
Partner and its affiliates of the General Partner as discussed below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The General Partner and its affiliates, in accordance with the Partnership
Agreement, may receive compensation or reimbursement for services rendered.
The following is a summary of compensation paid to the General
Partner or its
affiliates in 1995:

     Partnership management fee . . . . . . . . . . . $23,000
     Administration of Partnership activities . . . . $33,000

     The Partnership Agreement provides for the payment of management fees to the General Partner or its affiliates of 9% of actual distributions of
Distributable Cash From Operations to the Limited Partners.
Additionally, the
Partnership Agreement provides for the reimbursement of expenses incurred by the General Partner or its affiliates in performing certain administrative functions, including costs for legal and accounting services for the
Partnership.

                                   MISCELLANEOUS

SOLICITATION OF PROXIES

     This solicitation of Limited Partners' proxies is being made on behalf of the Partnership by certain officers and employees of the General Partner or its affiliates, through the mail, in person, and by telephone and telecopy. These individuals will receive no compensation for these services. The cost of printing and mailing this Proxy Statement is being borne by the Partnership.

ADDITIONAL INFORMATION

     Additional information regarding the Partnership and the General Partner is set forth in the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Annual Report"), filed with the Securities and Exchange Commission and incorporated herein by reference. The Annual
Report includes the Partnership's financial statements for the past three years and the reports of its independent auditors. A copy of the Annual Report is available without charge upon request to the General Partner at the address set forth on the first page of this Proxy Statement.

                              PRELIMINARY COPIES
                                   FORM OF
                                 PROXY CARD
                    LUTHERAN BROTHERHOOD REALTY FUND I

     THIS PROXY IS SOLICITED ON BEHALF OF LUTHERAN BROTHERHOOD
REALTY FUND I
(THE "PARTNERSHIP") BY LUTHERAN BROTHERHOOD REAL ESTATE PRODUCTS
COMPANY (THE
"GENERAL PARTNER").

     The undersigned, a holder of limited partnership interests in the
Partnership ("Units") on March 29, 1996 (the "Record Date"), hereby appoints
Mitchell F. Felchle or Otis F. Hilbert, or either of them with full power of substitution, as proxies for the undersigned, to vote all Units which the undersigned is entitled to vote at the Special Meeting of Limited Partners to be held on April ___, 1996, and at any adjournments or postponements thereof, on the following matters.

     The General Partner recommends that you vote FOR the following proposal:

     1. The liquidation of the Partnership and the sale of the property owned by the Partnership and the properties owned by joint ventures in which the Partnership is a co-venturer, over a period of time beginning on the date of Limited Partner approval and not to exceed two years from such date, followed by the dissolution and winding up of the Partnership, as described in the Proxy Statement (the "Liquidation Proposal").

     FOR       [ ]  THE LIQUIDATION PROPOSAL, AS DESCRIBED ABOVE
AND IN THE
                    PARTNERSHIP'S PROXY STATEMENT.

     AGAINST   [ ]  THE LIQUIDATION PROPOSAL, AS DESCRIBED ABOVE
AND IN THE
                    PARTNERSHIP'S PROXY STATEMENT.

     ABSTAIN   [ ]  ON WHETHER OR NOT TO APPROVE THE LIQUIDATION
PROPOSAL, AS
                    DESCRIBED ABOVE AND IN THE PARTNERSHIP'S
PROXY STATEMENT.

     2. In their discretion, upon such other matters as may properly come before the Special Meeting.

     IF A LIMITED PARTNER SIGNS THIS CARD, BUT DOES NOT INDICATE
A VOTE ABOVE,
THE GENERAL PARTNER WILL TREAT SUCH CARD AS A VOTE FOR THE
LIQUIDATION
PROPOSAL.

IMPORTANT:  THIS PROXY CARD MUST BE SIGNED AND DATED IN ORDER TO
BE VALID

SIGNATURE(S) REQUIRED:

_______________________________________      Date:
_____________________

_______________________________________

_______________________________________

Note:
     Please sign as your name(s) appears on the address label.
All parties
indicated on the address label must sign this card.

INSTRUCTIONS FOR PROXY CARD:

     1.   Please review the enclosed proxy materials.

     2. Indicate your vote by marking one of the boxes on the Proxy Card above.  Your General Partner recommends that you vote
FOR the
          Liquidation Proposal.

     3.   DATE AND SIGN PROXY CARD AS YOUR NAME(S) APPEARS ON THE
ADDRESS LABEL
          ON THE REVERSE SIDE OF THE PROXY CARD.

Your prompt response is appreciated.  If you have any questions concerning this
information, please feel free to contact our Investor Relations
Department at
_____________.